UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 28, 2021

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 28, 2021, Darling Ingredients Inc. (the “Company”) announced that it entered into a definitive agreement to acquire all of the shares of Valley Proteins, Inc. for approximately $1.1 billion in cash. The closing of the transaction is subject to customary closing conditions, including the expiration of the Hart-Scott-Rodino waiting period. A copy of the press release announcing the acquisition is filed as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated December 28, 2021.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 29, 2021	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

3